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                                                                     Exhibit 5.1


                            [ROPES & GRAY LETTERHEAD]

                                December 18, 2001



The Timberland Company
200 Domain Drive
Stratham, New Hampshire  03885

     Re: 1997 INCENTIVE PLAN

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of an additional 2,000,000 shares of Class A Common Stock, $0.01 par value per share, (the "Shares") of The Timberland Company, a Delaware corporation (the "Company") to be offered and sold under the Company's 1997 Incentive Plan (the "Plan").

     We have acted as counsel to the Company and are familiar with the actions taken by the Company in connection with the Plan. For purposes of this opinion we have examined the Plan and other documents records, certificates and other instruments as we have deemed necessary.

     We express no opinion as to the applicability of compliance with or effect of Federal law or the law of any jurisdiction other than the Delaware General Corporation Law.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and when the Shares have been issued and sold and consideration received therefor by the Company in accordance with the terms of the Plan, they will be validly issued, fully paid and nonassessable.

     We hereby consent to your filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.


                                       Very truly yours,

                                       /s/ Ropes & Gray

                                       Ropes & Gray